SCHEDULE 14C INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☒ Preliminary Information Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐    Definitive Information Statement

EMMAUS LIFE SCIENCES, INC.

(Name of Registrant as Specified in Its Charter)

Commission File Number: 000-53072

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EMMAUS LIFE SCIENCES, INC.

20725 S. Western Avenue, Suite 136

Torrance, CA 90501

NOTICE OF CORPORATE ACTION TAKEN BY WRITTEN CONSENT

OF MAJORITY STOCKHOLDERS WITHOUT SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that stockholders of Emmaus Life Sciences, Inc., a Delaware corporation (“Emmaus,” the “Company,” “we” or “us”), holding a majority of the voting rights of our common stock executed a written consent in lieu of a special meeting dated February 28, 2012 authorizing our Board of Directors to take all steps necessary to effect, at any time prior to the one-year anniversary of the date of the written consent, a reverse stock split of all outstanding shares of our common stock at an exchange ratio of up to one-for-three (1:3) (the “Reverse Stock Split”), with our Board of Directors retaining the discretion of whether to implement the Reverse Stock Split and at which exchange ratio to effect the Reverse Stock Split prior to the closing of a proposed public offering of our common stock (“Closing”).  Our Board of Directors also approved the proposed Reverse Stock Split on February 28, 2012, but has not yet determined whether to implement the Reverse Stock Split or which exchange ratio to implement at the Closing.

The accompanying Information Statement, which describes the Reverse Stock Split in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the Reverse Stock Split under the Delaware General Corporation Law and our Certificate of Incorporation, as amended, and Bylaws. Accordingly, the Reverse Stock Split will not be submitted to the other stockholders of the Company for a vote.

Our Board of Directors has fixed the close of business on February 28, 2012 (the “Record Date”) as the record date for the determination of stockholders entitled to notice of the action by written consent.  Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Stock Split will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders.  This Information Statement will be mailed on or about March [__], 2012 to stockholders of record at the close of business on the Record Date. The Board may effect the Reverse Stock Split at any time prior to the first anniversary of the mailing date of this Information Statement, subject to the restrictions imposed by Rule 14c-2 of the Exchange Act.

No action is required by you to effectuate this action. The accompanying Information Statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.  This letter is the notice required by Section 228 of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE REVERSE STOCK SPLIT.  THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

By order of the Board of Directors,

____________________________

Yutaka Niihara, M.D., MPH

President and Chief Executive Officer

City of Torrance, California

March __, 2012

EMMAUS LIFE SCIENCES, INC.

INFORMATION STATEMENT REGARDING

CORPORATE ACTION TAKEN BY WRITTEN CONSENT OF

OUR BOARD OF DIRECTORS AND HOLDERS OF

A MAJORITY OF OUR VOTING CAPITAL STOCK

IN LIEU OF SPECIAL MEETING

MARCH [__], 2012

Emmaus Life Sciences, Inc. (“Emmaus,” the “Company,” “we” or “us”) is furnishing this Information Statement to you to provide a description of actions taken by our board of directors (the “Board”) on February 28, 2012 and by the holders of a majority of our outstanding voting common stock, $0.001 par value per share (the “Common Stock”), in accordance with the relevant sections of the Delaware General Corporation Law (the “Delaware Code”).

This Information Statement is being mailed on or about March [__], 2012 to stockholders of record on February 28, 2012 (the “Record Date”). The Information Statement is being delivered only to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE REVERSE STOCK SPLIT. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

GENERAL DESCRIPTION OF CORPORATE ACTION

On February 28, 2012, the holders of a majority of the voting power of our outstanding shares of Common Stock delivered an executed written consent in lieu of a special meeting authorizing and approving an amendment to our Certificate of Incorporation (the ‘‘Amendment’’) to effect a reverse stock split of all outstanding shares of our Common Stock at an exchange ratio of up to one-for-three (1:3) (the “Reverse Stock Split”), with our Board maintaining the discretion of whether or not to implement the Reverse Stock Split and which exchange ratio to implement prior to the closing of a proposed public offering of our Common Stock (“Closing”) described below under “The Purpose of the Reverse Stock Split.” On February 28, 2012, our Board unanimously approved the Amendment and the Reverse Stock Split, but has not determined whether to effect the Reverse Stock Split or which exchange ratio to implement at the Closing. If our Board elects to effect the Reverse Stock Split, it will set the ratio for the Reverse Stock Split as it determines is advisable after consulting with investment bankers and advisors and considering relevant market conditions at the time of the Closing.

The Board will effect the Reverse Stock Split, if at all, by filing the Amendment with the Delaware Secretary of State, which will occur no sooner than 20 calendar days after the date this Information Statement has been mailed to stockholders.  After such 20-day period, the Board has the authority to effect the Reverse Stock Split in connection with the Closing at any time prior to the one-year anniversary of the Record Date. A form of the amendment to the Certificate of Incorporation is attached to this Information Statement as Appendix A.  No further action on the part of stockholders is required to authorize or effect the Reverse Stock Split.

VOTING AND VOTE REQUIRED

Only holders of Common Stock are entitled to vote on the Amendment and Reverse Stock Split. Section 228 of the Delaware Code provides that the written consent of the holders of outstanding shares of Common Stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting.  Approval by at least a majority of the outstanding voting power of our shares of Common Stock would be required to approve the Amendment and Reverse Stock Split.

On February 28, 2012, we had a total of 24,393,461 shares of Common Stock outstanding.  Each common stockholder is entitled to one vote for each share of common stock held by such stockholder.  On February 28, 2012, the following stockholders holding an aggregate of 12,778,396 shares of Common Stock, or 52.4% of all eligible votes, delivered an executed written consent authorizing the Amendment and the Reverse Stock Split.

Stockholder	No. of Shares
Yutaka & Soomi Niihara	9,529,711
AFH Holding & Advisory LLC	2,170,000
Timothy Brasel	500,000
Amir Heshmatpour & Kathy Heshmatpour Family Foundation	202,250
Willis C. Lee	176,913
Griffin Ventures LTD	131,999
Lan T. Tran	23,294
Yutaka Niihara as custodian for Albert H. T. Niihara	14,743
Yutaka Niihara as custodian for Hope K. J. Niihara	14,743
Yutaka Niihara as custodian for Robert K. J. Niihara	14,743
Total	12,778,396

Accordingly, the written consent executed by the stockholders satisfies the stockholder approval requirement for authorization of the Amendment and Reverse Stock Split.  In an effort to minimize the Company's expenses, a special meeting of the stockholders is not required and will not be held because stockholders holding a majority of the eligible votes are in favor of the action.

NOTICE PURSUANT TO DELAWARE CODE SECTION 228

Pursuant to Delaware Code Section 228, we are required to provide prompt notice of the taking of a corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Delaware Code Section 228.

COST OF THIS INFORMATION STATEMENT

The entire cost of furnishing this Information Statement will be borne by us. If our stockholders hold their securities through a nominee, we will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of ‘‘householding’’ stockholder materials, such as proxy statements, information statements and annual reports. This means that only one copy of this Information Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this Information Statement to you if you write or call us at the following address or telephone number: Emmaus Life Sciences, Inc., 20725 S. Western Avenue, Suite 136, Torrance, CA 90501, 310-214-0065. If you want to receive separate copies of stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

THE PURPOSE OF THE REVERSE STOCK SPLIT

On July 11, 2011, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1, as amended by Amendment No. 1 on Form S-1/A filed with the SEC on August 26, 2011, Amendment No. 2 on Form S-1/A filed with the SEC on October 6, 2011 and Amendment No. 3 on Form S-1/A filed with the SEC on February 14, 2012 for a public offering of shares of our Common Stock. The registration statement has not yet become effective and the price per share at which shares of Common Stock will be sold in the offering has not yet been determined.  The public offering is contingent on a number of factors and there can be no assurance that we will proceed with the offer or sale of the shares or consummate the offering. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This disclosure shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

In connection with the public offering, we have applied to have our shares of Common Stock listed on the NASDAQ Global Market under the symbol “EMMA;” however, no assurance can be given that such application will be approved. In order for shares of our Common Stock to be approved for listing on the NASDAQ Global Market, we must satisfy various listing standards established by the exchange, including a minimum bid price of $4.00 per share for our Common Stock.

In an attempt to ensure that the Company can effect the public offering at a desirable per share price of our Common Stock and satisfy initial listing standards of the NASDAQ Global Market, the Board considered it necessary to effect a reverse stock split of our Common Stock to reduce the number of outstanding shares of our Common Stock. After consulting with investment bankers and advisors, the Board approved the Reverse Stock Split at an exchange ratio of up to one-for-three (1:3) in connection with the Closing of the public offering.  On February 28, 2012, stockholders holding a majority of the voting power of our Common Stock consented to resolutions authorizing our Board to effect the Reverse Stock Split, with our Board retaining the discretion of whether to implement the Reverse Stock Split and which exchange ratio to implement prior to the Closing.

We may not implement the Reverse Stock Split until twenty (20) days after the mailing of this Information Statement to our stockholders. After this twenty (20)-day period, our Board may effect the Reverse Stock Split prior to the Closing at the exchange ratio it determines, or may abandon the Reverse Stock Split. The Board will set the ratio for the Reverse Stock Split as it determines is advisable after consulting with investment bankers and advisors and considering relevant market conditions at the time of the Closing. We believe that granting the Board such discretion provides the Board with maximum flexibility to react to prevailing market conditions and to therefore act in the best interests of the Company and our stockholders. Our Board unanimously approved the Reverse Stock Split on February 28, 2012, but our Board of Directors has not yet determined whether to implement the Reverse Stock Split or which exchange ratio to implement. The Board will implement the Reverse Stock Split only upon its determination that the Reverse Stock Split is then in the best interests of the Company and its stockholders in connection with the Closing.

We anticipate that the Reverse Stock Split may have the effect of increasing, proportionately, the per share trading price of our Common Stock when, and if, we begin trading on the NASDAQ Global Market. The decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split should increase the per share price of the Common Stock, which may encourage greater interest in the Common Stock and possibly promote greater liquidity for the Company's stockholders. However, the increase in the per share price of the Common Stock as a consequence of the proposed Reverse Stock Split, if any, may be proportionately less than the decrease in the number of shares outstanding, and any increased liquidity due to any increased per share price could be partially or entirely offset by the reduced number of shares outstanding after the proposed Reverse Stock Split. In general, there can be no assurance that the favorable effects described above will occur, or that any increase in per share price of the Common Stock resulting from the Reverse Stock Split will be maintained for any period of time.

The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

PRINCIPAL EFFECTS OF THE PROPOSED REVERSE STOCK SPLIT

As of the close of business on February 28, 2012, we had 100,000,000 shares of Common Stock authorized, of which 24,393,461 shares were outstanding, and we had 20,000,000 shares of preferred stock authorized, of which none were issued and outstanding.

The Reverse Stock Split, if implemented, will not change the number of authorized shares of our Common Stock or the par value of our Common Stock as designated by our Certificate of Incorporation, as amended. The Reverse Stock Split will reduce the number of shares of Common Stock available for issuance under the Company’s 2011 Stock Incentive Plan in proportion to the exchange ratio selected by the Board for the Reverse Stock Split.

When and if the Board implements the Reverse Stock Split, its immediate effect will be to reduce the number of shares of the outstanding Common Stock and to increase the market price of such Common Stock. However, the effect of the Reverse Stock Split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance, but in many cases does not. There can be no assurance that the trading price of the Common Stock, if and when publicly traded, after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the Reverse Stock Split or remain at an increased level for any period. The trading price of the Common Stock may change due to a variety of other factors, including our operating results, other factors related to our business and general market conditions.

The rights and preferences of the outstanding shares of Common Stock will remain the same when, if ever, the Reverse Stock Split occurs. Each share of Common Stock issued pursuant to the Reverse Stock Split will be fully paid and non-assessable.

The following table sets forth, as of the Record Date and for illustrative purposes only, certain effects of potential Reverse Stock Split ratios of up to one-for-three (1:3), including out total outstanding common stock equivalents.

	Prior to Reverse Stock Split	After Reverse Stock Split Assuming Certain Reverse Stock Split Ratios
		1-for-2	1-for-2.5	1-for-3
Common Stock
Issued and Outstanding Shares	24,393,461	12,196,793	9,757,504	8,131,283

Warrants
Shares of Common Stock issuable upon exercise of outstanding warrants	1,368,424	684,224	547,386	456,153

Options
Shares of Common Stock issuable upon exercise of outstanding options	72,795	36,398	29,118	24,266

Convertible Notes
Shares of Common Stock issuable upon exercise of outstanding convertible notes	1,355,563	677,776	542,148	451,848

EFFECT ON DERIVATIVE SECURITIES

Warrants and Options

The Company currently has outstanding warrants and options which may be exercised for shares of Common Stock.  Under the terms of our outstanding warrants and options, the Reverse Stock Split will cause a reduction in the number of shares of Common Stock issuance upon the exercise of such securities in proportion to the exchange ratio of the Reverse Stock Split. The number of shares of Common Stock issuable upon the exercise of such securities will be rounded up to the nearest whole share. For our outstanding warrants and options that have a fixed exercise price, the Reverse Stock Split will cause a proportionate increase in the exercise price of such securities (rounded up to the nearest whole penny).

Convertible Notes

The Company currently has outstanding convertible notes convertible into shares of Common Stock. The Reverse Stock Split will cause an increase in the conversion price of the convertible notes in proportion to the exchange ratio. The conversion price shall be rounded up to the nearest whole penny.

EFFECTS OF REVERSE STOCK SPLIT ON OWNERSHIP BY INDIVIDUAL STOCKHOLDERS

After the Reverse Stock Split is effected, the number of shares of our common stock held by each stockholder will be reduced by multiplying the number of shares held immediately before the Reverse Stock Split by the exchange ratio chosen by the Board, and then rounding up to the nearest whole share. We will not pay cash to each stockholder in respect of any fractional interest in a share resulting from the Reverse Stock Split. The Reverse Stock Split will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares will be rounded up to the nearest whole share. The result of the rounding up of fractional shares will slightly increase the holdings of those stockholders who hold such a number of pre-split shares that would otherwise result in a fractional share at the time that the Reverse Stock Split is effected.

FRACTIONAL SHARES

We will not issue fractional shares in connection with the Reverse Stock Split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of Common Stock to stockholders who would otherwise be entitled to receive fractional shares of Common Stock following the Reverse Split, any fractional shares which result from the Reverse Stock Split will be rounded up to the next whole share.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as stockholders, none of our officers, directors or any of their respective affiliates has any interest in the Reverse Stock Split.

ACCOUNTING CONSEQUENCES

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Upon the effectiveness of the Reverse Stock Split, the net loss per share of Common Stock will be increased because fewer shares of Common Stock will be outstanding.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

When and if our Board implements the Reverse Stock Split, it will not change the number of authorized shares of our Common Stock as designated by the Certificate of Incorporation, as amended. Therefore, because the number of issued and outstanding shares of Common Stock will decrease, the number of shares remaining available for issuance under our authorized pool of Common Stock will increase. The issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share of our Company, as well as the stock ownership and voting rights of the current outstanding shares of Common Stock.

The additional shares of Common Stock that will become available for issuance as a result of the Reverse Stock Split could be used by our management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. Although the Reverse Stock Split is prompted by business and financial considerations, stockholders nevertheless should be aware that the Reverse Stock Split could facilitate future efforts by our management to deter or prevent a change in control of our company. The Board has no plans to use any of the additional shares of Common Stock that will become available when the Reverse Stock Split occurs, for any such purposes.

In addition to the anti-takeover implications from the increased number of shares that will become available for issuance as a result of the Reverse Stock Split, as discussed above, we are also affected by Delaware anti-takeover laws and anti-takeover provisions in our charter documents.

Delaware Law Anti-Takeover Law

We are subject to Section 203 of the Delaware Code. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to such date, the business combination is approved by the Board and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Anti-Takeover Charter Provisions

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control of our company, including changes a stockholder might consider favorable. In particular, our Certificate of Incorporation and Bylaws, as applicable, among other things, will:

•	provide our Board with the ability to alter our Bylaws without stockholder approval; and
•	provide that vacancies on our Board may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring our company, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

STOCK CERTIFICATES

As of the effective date of the Reverse Stock Split, each certificate representing shares of our Common Stock before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Reverse Stock Split. All shares underlying options, warrants and convertible notes will also be automatically adjusted on the effective date of the Reverse Stock Split, if any such securities are outstanding on the effective date.  We will not issue fractional shares on account of the Reverse Stock Split.  Holders of pre-split Common Stock who will otherwise be entitled to a fraction of a share on account of the Reverse Stock Split will be entitled to receive, in lieu of such fractional share, one full share of Common Stock.

If you hold your shares of Common Stock in a brokerage account or in "street name," you will not be required to take any further action. If you hold stock certificates, you will not have to exchange your existing stock certificates for new stock certificates reflecting the Reverse Stock Split. However, any stockholder desiring a new form of stock certificate may submit the existing stock certificate to our transfer agent for cancellation, and obtain a new form of certificate. The transfer agent may impose a reasonable fee for a voluntary exchange of certificates. Stockholders should not destroy any stock certificate.

Contact information for our transfer agent is as follows:

Corporate Stock Transfer

3200 Cherry Creek Dr. South,

Suite 430

Denver, CO 80209

Telephone: (303) 282 4800

Facsimile : (303) 282 5800

NO APPRAISAL RIGHTS

Under the Delaware Code, stockholders are not entitled to appraisal rights with respect to the amendment to the Certificate of Incorporation to effect the Reverse Stock Split and we will not independently provide stockholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain federal income tax consequences of the Reverse Stock Split to us and stockholders of our Common Stock.  This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations.  This discussion only applies to stockholders that are U.S. persons as defined in the Internal Revenue Code of 1986, as amended, and does not describe all of the tax consequences that may be relevant to a stockholder in light of his particular circumstances or to stockholders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their common stock as compensation).  In addition, this summary is limited to stockholders that hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or alternative minimum tax consequences. The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder.

We urge all stockholders to consult their own tax advisers to determine the particular federal, state, local and foreign tax consequences to each of them of the Reverse Stock Split.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. We believe, however, that because the Reverse Stock Split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the Reverse Stock Split should have the federal income tax effects described below:

•	The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes.
•	The stockholder’s aggregate tax basis in the post-split shares would equal that stockholder’s aggregate tax basis in the pre-split shares.
•	The stockholder’s holding period for the post-split shares will include such stockholder’s holding period for the pre-split shares.
•	Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefor would also be held as a capital asset.

Our Company should not recognize gain or loss as a result of the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock underlying options, warrants and other derivative securities held by that person that are currently exercisable or convertible or become exercisable or convertible within 60 days of the Record Date are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of our common stock based on 24,393,461 issued and outstanding shares of common stock as of the Record Date, by:

•	Each person known to be the beneficial owner of 5% or more of the outstanding common stock of our company;
•	Each executive officer;
•	Each director; and
•	All of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Emmaus Life Sciences, Inc., 20725 S. Western Avenue, Suite 136, Torrance, CA 90501.

Name and Address of Beneficial Owner	Title	Shares of Common Stock Beneficially Owned	Percent of Class Beneficially Owned

Directors and Executive Officers

Yutaka Niihara, M.D., MPH	President, Chief Executive Officer and Director	9,629,496 (1)	39.4%

Yasushi Nagasaki	Chief Financial Officer	130,422 (2)	0.5%

Willis C. Lee	Chief Operating Officer and Director	249,186 (3)	1.0%

Lan T. Tran	Chief Administrative Officer and Corporate Secretary	80,239 (4)	0.3%

Henry A. McKinnell, Jr., Ph.D.	Chairman of the Board	11,795 (5)	*

Alfred E. Osborne, Jr., Ph.D. c/o UCLA Anderson School of Management 110 Westwood Plaza, F405 Los Angeles, CA 90095	Director	-	-

Tracey C. Doi	Director	60,126 (6)	0.2%

Maurice J. DeWald	Director	-	-

Amir Heshmatpour 9595 Wilshire Blvd, Suite 700 Beverly Hills, CA 90212	Director	2,504,249 (7)	10.3%

Officers and Directors as a Group (total of 9 persons)		12,665,513 (8)	51.1%

5% or More Owners

AFH Holding & Advisory, LLC (9) 9595 Wilshire Blvd, Suite 700 Beverly Hills, CA 90212		2,170,000	8.9%

Daniel R. and Yuka I. Kimbell 350 W. Colorado Blvd., Ste. 350 Pasadena, CA 91105		2,434,028 (10)	9.9%

* Less than 0.1%.

______

(1)	Includes 9,529,711 shares that are held jointly by Yutaka and Soomi Niihara, his wife. Also includes 44,229 shares of common stock for which Dr. Niihara is custodian. Dr. Niihara may be deemed the indirect beneficial owner of these securities since he has sole voting and investment control over the securities. Also includes 55,556 shares underlying warrants to purchase shares of common stock owned by Hope International Hospice, Inc. (“Hope Hospice”). Dr. Niihara is the chief executive officer of Hope Hospice and has voting and investment power over such shares.

(2)	Includes 105,422 shares of common stock underlying outstanding convertible notes (as of as of February 28, 2012) and 25,000 shares underlying warrants to purchase shares of common stock.

(3)	Includes 36,717 shares of common stock underlying outstanding convertible notes (as of February 28, 2012) and 35,556 shares underlying warrants to purchase shares of common stock owned by MLPF&S Cust. FBO Willis C. Lee.

(4)	Includes 56,945 shares underlying warrants to purchase shares of common stock.

(5)	Represents options to purchase 11,795 shares of common stock.

(6)	Includes 30,126 shares of common stock underlying outstanding convertible notes (as of February 28, 2012) and 30,000 shares underlying warrants to purchase shares of common stock owned by Tracey and Mark Doi.

(7)	Represents 2,170,000 shares of common stock owned by AFH Advisory, 131,999 shares of common stock owned by Griffin Ventures LTD (“Griffin”) and 202,250 shares of common stock owned by the Amir Heshmatpour & Kathy Heshmatpour Family Foundation (the “Foundation”). Mr. Heshmatpour is the sole member of AFH Advisory and the control person of Griffin and has sole voting and investment control over the shares of common stock owned of record by AFH Advisory and Griffin. Mr. Heshmatpour is a trustee of the Foundation and has shared voting and investment control over the shares of common stock owned by the Foundation. Accordingly, he may be deemed a beneficial owner of the 2,170,000 shares of common stock owned by AFH Advisory, the 131,999 shares of common stock owned by Griffin and the 202,250 shares owned by the Foundation.

(8)	Includes options to purchase 11,795 shares of common stock, warrants to purchase 203,057 shares of common stock and 172,265 (as of February 28, 2012) shares of common stock underlying outstanding convertible notes.

(9)	Mr. Heshmatpour is the managing partner of AFH Advisory and may be deemed to have voting and dispositive controls with respect to these shares. Mr. Heshmatpour disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(10)	Includes 44,229 shares of common stock held by the holder as custodian. Daniel and Yuka Kimbell may be deemed the indirect beneficial owner of these securities since they have sole voting and investment control over the securities.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward- looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results, our objectives, the amount and timing of the contemplated initial public offering of our common stock. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the SEC.

ADDITIONAL INFORMATION

We will furnish without charge to any stockholder, upon written or oral request, any documents filed by us pursuant to the Securities Exchange Act. Requests for such documents should be addressed to Emmaus Life Sciences, Inc.,20725 S. Western Avenue, Suite 136, Torrance, CA 90501. Documents filed by us pursuant to the Exchange Act may be reviewed and/or obtained through the SEC's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the SEC's web site (http://www.sec.gov ).

APPENDIX

Appendix A  Form of Certificate of Amendment to the Certificate of Incorporation to Effect Reverse Stock Split

By order of the Board of Directors,

___________________________

Yutaka Niihara, M.D., MPH

President and Chief Executive Officer

City of Torrance, California

March __, 2012

APPENDIX A

FORM OF

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

EMMAUS LIFE SCIENCES, INC.

a Delaware corporation

Emmaus Life Sciences, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That Article 5 of the Certificate of Incorporation of the Corporation, as amended, is amended to insert the following paragraph immediately following the last sentence of paragraph one:

“Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment with the Delaware Secretary of State, every [______] outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one (1) share of Common Stock (the “Reverse Stock Split”). The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in this Certificate of Incorporation, as amended. No fractional share shall be issued in connection with the foregoing combination; all shares of Common Stock that are held by a stockholder will be aggregated for purposes of such combination and each stockholder shall be entitled to receive the number of whole shares resulting from the combination of the shares so aggregated. Any fractions resulting from the Reverse Stock Split computation shall be rounded up to the next whole share.

SECOND: The amendment set forth has been duly approved by the Board of Directors of the Corporation and by the Stockholders entitled to vote thereon.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I, the undersigned, being the Chief Executive Officer of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the Delaware General Corporation Law, do make and file this Certificate of Amendment, hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set my hand, as of this __ day of ________ 2012.

By:
Name:	Yutaka Niihara
Title:	Chief Executive Officer